SP FUNDS TRUST 485BPOS

Exhibit 99.(d)(3)

FIRST AMENDMENT TO THE

TRADING SERVICES SUB-ADVISORY ADVISORY AGREEMENT

This First Amendment to the Trading Services Sub-Advisory Agreement (the “Amendment”) is made as of December 18, 2023, by and between ShariaPortfolio, Inc. (the “Adviser”) and Tidal Investments LLC (the “Sub-Adviser”).

BACKGROUND:

A.	The Adviser and the Sub-Adviser are parties to a Trading Services Sub-Advisory Agreement dated as of November 21, 2023 (the “Agreement”).

B.	The parties desire to amend and restate Schedule A to the Agreement to reflect the addition of a new series, namely, the SP Funds S&P World (ex-US) ETF.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

ShariaPortfolio, Inc.		Tidal Investments LLC

By:	/s/ Naushed Virji	By:	/s/ Dan Carlson
Name:	Naushed Virji	Name:	Dan Carlson
Title:	Founder, Chairman and Portfolio Manager	Title:	CFO

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Amended and Restated Schedule A

to the

Trading Services Sub-Advisory Agreement by and between

ShariaPortfolio, Inc.

and

Tidal Investments LLC

(December 18, 2023)

Fund Names	Effective Date of Sub-Advisory Agreement
SP Funds S&P Global Technology ETF	11/21/23
SP Funds S&P World (ex-US) ETF	December 18, 2023

Fee rate:

Minimum Fee: $12,500 per annum

Variable Fee: 3 basis points

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